Exhibit 99.1

ICEWEB REPORTS RECORD NON-GAAP INCOME OF $1,240,737 FOR

FISCAL 2010 FIRST QUARTER

Gross Margins Double Compared to Year-Earlier Period

STERLING, Va. – (PR NEWSWIRE) – February 12, 2010 – IceWEB, Inc.™ (OTCBB: IWEB) , www.IceWEB.com, a leading provider of building blocks for cloud storage networks and purpose built appliances, announced today record non-GAAP profitability for the fiscal 2010 first quarter for the period ended December 31, 2009. The Company reported non-GAAP adjusted income of $1,240,737. The Company reported a non-GAAP adjusted loss of $(282,817) in the year earlier period. The company reports results on both a GAAP and a non-GAAP basis. Non-GAAP results exclude the impact of equity-based compensation and amortization of intangible assets, and includes the unrealized gain on marketable securities.

Gross margin increased to 54.5% in the fiscal first quarter from 27.2% in the year earlier period, due primarily to increased sales of high margin data storage business units and a decrease in third party product sales through the Company’s former subsidiary IceWEB Virginia, Inc. (dba Iceweb Solutions Group). Storage revenue accounted for approximately 91% of the Company’s revenue compared to the year-earlier period, when sales of storage products accounted for 24.2% of revenue.

“The 2010 fiscal first quarter represented another step in our transition to becoming a leading provider of cutting-edge storage solutions,” said John R. Signorello, IceWEB’s Chief Executive Officer. ”Sales momentum through our partners has increased since the beginning of the year, and we expect revenue and operating results to continue to improve throughout the balance of the calendar year.”

Non-GAAP Financial Measures

In this release, the Company’s adjusted net income is not presented in accordance with generally accepted accounting principles (GAAP) and is not intended to be used in lieu of GAAP presentations of results of operations. This measure is presented because management believes it provides additional information to investors with respect to the performance of our fundamental business activities. Adjusted net income is a Non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted net income is net income and has provided a reconciliation of adjusted net income to net income at the end of this release.

GAAP net loss for the quarter was $1,459,634 or ($0.02) per share based on 78.3 million weighted average shares outstanding. This compares to a GAAP net loss of $659,034 or ($0.02) per share for the first quarter of fiscal 2009.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EPS (Unaudited)

	Three months ended
	December 31,
	2009	2008

Net Loss	$ (1,459,634)	$ (659,034)

Amortization of intangible assets	60,773	83,729
Stock-based compensation	767,598	292,488
Unrealized gain on marketable securities	1,872,000	-

Adustments to GAAP loss	$ 2,700,371	$ 376,217

Adjusted earnings (loss)	$ 1,240,737	$ (282,817)

Adjusted EPS	$ 0.02	$ (0.01)

About IceWEB, Inc.

Headquartered just outside of Washington, D.C., IceWEB manufactures and markets purpose built appliances, network and cloud attached storage solutions and delivers on-line cloud computing application services. Its customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB). For more information, please visit www.IceWEB.com.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Contact:

IceWEB, Inc.

Investor Relations, 571.287.2400

investor@iceweb.com or Gary Nash CEOCast 212.732.4300

ICEWEB, Inc.

Consolidated Balance Sheets

(Unaudited)

CURRENT ASSETS:	December 31, 2009	September 30, 2009 (1)
Cash	$4,115	$63,310
Accounts receivable, net of allowance for doubtful accounts of $9,000	582,308	424,919
Inventory, net	209,369	151,361
Other current assets	29,500	6,390
Prepaid expenses	42,178	25,180
	867,470	671,160
OTHER ASSETS:
Property and equipment, net of accumulated depreciation of $1,868,432 at December 31, 2009 and $1,761,730 at September 30, 2009	680,550	752,162
Deposits	13,320	13,320
Investment in marketable securities available for sale	1,920,000	—
Intangible assets, net of accumulated amortization of $486,180 at December 31, 2009 and $425,408 at September 30, 2009	729,270	790,042
Total Assets	$4,210,610	$2,226,684

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,903,007	$1,971,376
Notes payable	1,847,219	1,847,755
Deferred revenue	10,000	10,261
	3,760,226	3,829,392

Long-Term Liabilities
Notes Payable	967,884	934,756
Total Liabilities	4,728,110	4,764,148

Stockholders’ Deficit
Preferred stock ($.001 par value; 10,000,000 shares authorized) Series B convertible preferred stock ($.001 par value; 626,667 shares issued and outstanding)	626	626
Common stock ($.001 par value; 1,000,000,000 shares authorized; 83,469,617 shares issued and 83,307,117 shares outstanding at December 31, 2009 and 68,469,617 shares issued and 68,307,117 outstanding at September 30, 2008)	83,471	68,471
Additional paid in capital	21,740,595	20,064,998
Accumulated deficit	(24,118,192)	(22,658,559)
Accumulated other comprehensive income	1,872,000	—
Subscription receivable	(83,000)	—
Treasury stock, at cost, (162,500 shares)	(13,000)	(13,000)
Total stockholders’ deficit	(517,500)	(2,537,464)

Total Liabilities and stockholders’ deficit	$4,210,610	$2,226,684

(1)  Derived from audited financial statements

See accompanying notes to unaudited consolidated financial statements

ICEWEB, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31
	2009	2008

Sales	$600,817	$1,740,588

Cost of sales	273,624	1,267,675

Gross profit	327,193	472,913

Operating expenses:
Marketing and selling	16,455	11,244
Depreciation and amortization	167,474	176,248
Research and development	79,565	81,665
General and administrative (1)	1,390,372	667,059

Total Operating Expenses	1,653,866	936,216

Loss From Operations	(1,326,673)	(463,303)

Other income (expenses):
Interest income	-	483
Interest expense	(132,961)	(196,214)

Total other income (expenses):	(132,961)	(195,731)

Net income (loss)	$(1,459,634)	$(659,034)

Net income per share:
Loss per common share – basic and diluted	$(0.02)	$(0.02)
Shares used in per share calculation:
Basic and diluted	78,328,313	28,855,635

(1) Includes stock-based compensation as follows:
General and administrative	$767,598	$292,488

See accompanying notes to unaudited consolidated financial statements

ICEWEB, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended December 31,
	2009	2008

NET CASH USED IN OPERATING ACTIVITIES	$(848,697)	$(842,930)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in marketable securities	(48,000)	—
Purchase of property and equipment	(35,090)	(15,119)
NET CASH USED IN INVESTING ACTIVITIES	(83,090)	(15,119)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of equipment financing	—	(26,586)
Proceeds from the sale of restricted common stock	190,000	—
Proceeds from notes payable	337,209	1,972,131
Proceeds from exercise of common stock options	650,000	600
Payments on notes payable	(304,617)	(1,089,378)

NET CASH PROVIDED BY FINANCING ACTIVITIES	872,592	856,767

NET DECREASE IN CASH	(59,195)	(1,282)

CASH - beginning of period	63,310	4,780

CASH - end of period	$4,115	$3,498

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$126,571	$148,647
Income taxes	—	—

See accompanying notes to unaudited consolidated financial statements

IceWEB, Inc.

Consolidated Statement of Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended
	December 31,
	2009	2008
Net loss	$ (1,459,634)	$ (659,034)
Unrealized gain on marketable securities	1,872,000	-
Comprehensive income (loss)	$ 412,366	$ (659,034)

See accompanying notes to unaudited consolidated financial statements